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                                                                EXHIBIT 23.18

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan of our report dated January 22, 1999 with respect to the financial statements of Superhighway, Inc. d/b/a Indynet included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Indianapolis, Indiana
May 13, 1999